UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2015

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California		90245
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 30, 2015, Big 5 Sporting Goods Corporation (the “Company”) and Stadium Capital Management, LLC and certain of its affiliates (collectively, “Stadium”) entered into a Settlement Agreement (the “Settlement Agreement”). Stadium beneficially owns approximately 11.4% of the outstanding common stock of the Company. Under the terms of the Settlement Agreement, in addition to David R. Jessick, the Company agreed to nominate Dominic P. DeMarco for re-election and Nicholas Donatiello, Jr. for election to the Board of Directors of the Company (the “Board”) at the 2015 annual meeting of stockholders of the Company (the “2015 Annual Meeting”) as Class A Directors.

The Company also agreed to expand the Board from seven to eight members and appoint Robert C. Galvin to the Board as a Class A Director within 30 days after the 2015 Annual Meeting. If Mr. Galvin is not available to serve as a director, then the Company and Stadium will agree upon one candidate from a pool of candidates identified by an executive search firm.

The Company also agreed to recommend that the Company’s stockholders vote at the 2015 Annual Meeting in favor of (i) the Company’s precatory proposal (“the “Majority Voting Proposal”) regarding the implementation of a majority voting standard in uncontested elections of directors (a “Majority Voting Standard”), (ii) the Company’s precatory proposal (the “Supermajority Voting Proposal”) regarding the elimination of certain provisions in the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”) that require the affirmative vote of at least 80% of the voting power of all of the Company’s then-outstanding shares of common stock (the “Supermajority Voting Provisions”) and (iii) Stadium’s proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, relating to the elimination of the classified structure of the Board (the “Declassified Board Proposal”).

If the Majority Voting Proposal receives a majority of the votes cast at the 2015 Annual Meeting with respect to such proposal, then, within 30 days after the 2015 Annual Meeting, the Board will take all actions necessary to amend the Bylaws to implement a Majority Voting Standard.

If the Supermajority Voting Proposal receives a majority of the votes cast at the 2015 Annual Meeting with respect to such proposal, then, at the 2016 annual meeting of stockholders of the Company (the “2016 Annual Meeting”), the Board will present to the Company’s stockholders, and will recommend that the Company’s stockholders vote in favor of, amendments to the Charter and the Bylaws to eliminate any Supermajority Voting Provision in the Charter and the Bylaws.

If the Declassified Board Proposal receives a majority of the votes cast at the 2015 Annual Meeting with respect to such proposal, then, at the 2016 Annual Meeting, the Board will present to the Company’s stockholders, and will recommend that the Company’s stockholders vote in favor of, an amendment to the Charter to eliminate the classification of the Board and provide for the annual election of all directors. If such proposal receives the requisite number of votes to effect such action at the 2016 Annual Meeting, the directors elected at the 2016 Annual Meeting will serve a one-year term expiring at the 2017 annual meeting of stockholders of the Company, and the directors elected or appointed prior to the 2016 Annual Meeting will finish their respective terms.

Under the terms of the Settlement Agreement, the Company also agreed to establish a three-person Value Creation Committee of the Board (the “Value Creation Committee”) following the 2015 Annual Meeting to review the Company’s business, operations, capital allocations and strategy and to make recommendations to the Board on these issues. The Value Creation Committee will dissolve automatically at the end of the Standstill Period (defined below) unless extended by the Board.

Stadium is subject to certain standstill restrictions during the period from the date of the Settlement Agreement until the earlier of (i) 10 days prior to the deadline for submission of stockholder nominees for the 2016 Annual Meeting or (ii) 100 days prior to the first anniversary of the 2015 Annual Meeting (such period, the “Standstill Period”). During the Standstill Period, Stadium is subject to customary standstill and voting obligations, including, among other things, that Stadium and its affiliates and associates will not acquire beneficial ownership of 14% or more of the Company’s outstanding common stock or participate in a proxy solicitation. Additionally, Stadium agreed not to use or proceed with the proxy statement it filed in connection with the 2015 Annual Meeting, and to vote all of its shares in favor of the election of Messrs. DeMarco, Donatiello and Jessick, the Company’s “say-on-pay” proposal, the ratification of the Company’s auditors, the Majority Voting Proposal, the Supermajority Voting Proposal and the Declassified Board Proposal. The Company also agreed to reimburse Stadium for its reasonable and documented fees and expenses (including but not limited to legal expenses) in an amount not to exceed $195,000.

The foregoing summary of the Settlement Agreement is not complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Settlement Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 8.01	Other Events.

On May 1, 2015, the Company issued a press release announcing the Settlement Agreement and related matters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Settlement Agreement, dated April 30, 2015, by and among the persons and entities listed on Schedule A thereto, Big 5 Sporting Goods Corporation, Dominic P. DeMarco and Nicholas Donatiello, Jr.

99.1	Press Release, dated May 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION
(Registrant)

Date: May 1, 2015

/s/ Barry D. Emerson
Barry D. Emerson
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement, dated April 30, 2015, by and among the persons and entities listed on Schedule A thereto, Big 5 Sporting Goods Corporation, Dominic P. DeMarco and Nicholas Donatiello, Jr.

99.1	Press Release, dated May 1, 2015.